                                                                     EXHIBIT 5.1




                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178




                                                                  April 13, 2001



Data Broadcasting Corporation
22 Crosby Drive
Bedford, Massachusetts 01730

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), about to be filed by Data Broadcasting Corporation, a Delaware corporation (the "Corporation") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), registering 15,800,000 shares of the Corporation's Common Stock, par value $.01 (the "Shares"). The Shares are to be issued in connection with the Corporation's 2000 Long-Term Incentive Plan (the "Plan").

         We have acted as counsel to the Corporation in connection with the preparation and filing of the Registration Statement with the SEC. In such capacity, we have examined such documents, records and other instruments of the Corporation as in our judgement are necessary or appropriate for the purposes of this opinion, as well as:

                  (i)      the Registration Statement;

                  (ii)     the Plan;

                  (iii) the Restated Certificate of Incorporation of the Corporation; and

                  (iv)     the Bylaws of the Corporation.


         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. This opinion is limited to the General Corporation Law of the State of Delaware.

                                     -II-8-

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, and for a consideration per share of $.01 par value per share, will be duly authorized, validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



Very truly yours,



Morgan, Lewis & Bockius, LLP


                                     -II-9-